Exhibit 99.4

HERBALIFE LTD.
2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

FOR EMPLOYEES IN HONG KONG

STOCK OPTION AGREEMENT (this “Agreement”) dated as of                       , 2005 (the “Grant Date”) between HERBALIFE LTD. (the “Company”), and [OPTIONEE] (the “Optionee”).

WHEREAS, pursuant to the Herbalife Ltd. 2004 Stock Incentive Plan (the “Plan”), the Committee designated under the Plan (or an officer of the Company to who the authority to grant Awards has been delegated), desires to grant to the Optionee an option to acquire Common Shares, par value $0.002 per share, of the Company; and

WHEREAS, the Optionee desires to accept such option subject to the terms and conditions of this Agreement and any Exhibit A (if applicable to the Optionee).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee, intending to be legally bound, hereby agree as follows:

1.                                       Grant.

(a)                                  The Company hereby grants to the Optionee an option (the “Option”) to purchase, subject to the terms and conditions set forth herein, in Exhibit A (if any) and in the Plan, all or any part of                        Common Shares, par value $.002 per share, of the Company (subject to adjustment as set forth in Section 10 of the Plan) at a price of $             per share (subject to adjustment as set forth in Section 10 of the Plan).

(b)                                 The Option is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)                                  Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan.

2.                                       Time for Exercise and Sale.

(a)                                  Unless otherwise provided in Exhibit A (if any and to the extent applicable to the Optionee), the Option will become vested and exercisable in quarterly 5% increments beginning on the last day of the calendar quarter during which the Grant Date occurs and on the last day of each subsequent calendar quarter until the Option becomes fully exercisable on the last day of the calendar quarter immediately preceding the fifth anniversary of the Grant Date.

(b)                                 In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, accelerate the vesting and exercisability of this Option upon such Change in Control or take such other actions as provided in Section 11 of the Plan.

(c)                                  Due to securities law restrictions in Hong Kong, the Optionee agrees not to sell any Common Shares acquired upon exercise of the Option prior to the six-month anniversary of the Grant Date.

3.                                       Expiration.  The Option shall expire on the tenth (10th) anniversary of the date hereof; provided, however, that the Option may earlier terminate as provided in this Paragraph 3 and/or in Section 11 of the Plan.

(a)                                  Upon termination of the Optionee’s employment with the Company, that portion of the Option that is not vested and exercisable will terminate on the date of such termination of employment, as described pursuant to Paragraph 10(m) of this Agreement.

(b)                                 Upon termination of the Optionee’s employment with the Company, that portion of the Option that is vested and exercisable will terminate in accordance with the following:

(i)                                     if the Optionee’s employment with the Company is terminated for Cause (as defined below), the vested and exercisable portion of the Option will terminate on the date of such termination;

(ii)                                  if the Optionee’s employment with the Company is terminated by reason of the Optionee’s death or disability, the vested and exercisable portion of the Option will terminate on the date that is ninety (90) days immediately following the date of such termination;

(iii)                               if the Optionee’s employment with the Company is terminated for any reason other than death, disability or Cause, the vested and exercisable portion of the Option will terminate on the date that is thirty (30) days immediately following the date of such termination, as described pursuant to Paragraph 10(m) of this Agreement.

(c)                                  For purposes of this Agreement, the term “Cause” shall have the meaning ascribed to such term in any written employment agreement between the Optionee and the Company or one or more of its Subsidiaries, as the same may be amended or modified from time to time, or if the Optionee is not party to any such written employment agreement, then the term “Cause” shall mean the occurrence of any of the following acts or circumstances: (i) commission of a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or any of its Subsidiaries; (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement; (iii) performance of the Optionee’s duties in a manner that is detrimental to the Company or any of its Subsidiaries, including, but not limited to that which results in, the severe deterioration of the financial performance of the Company or any of its Subsidiaries; (iv) failure to adhere to the directions of the Chief Executive Officer of the Company or the Board, to adhere to the Company’s or any Subsidiary’s policies or practices or to devote substantially all of the Optionee’s business time and efforts to the business of the Company and its Subsidiaries; (v) breach of any provision of any agreement, including an employment agreement, between the Optionee and the Company or any of its Subsidiaries, which covers confidentiality or proprietary information or contains nonsolicitation or non-competition provisions; or (vi) breach in any material respect of the terms and provisions of the Optionee’s employment agreement, if any, or any agreement between the Optionee and the Company or any of its Subsidiaries.

4.                                       Method of Exercise.  The Option may be exercised by delivery to the Company (attention: Secretary) of a written notice of exercise specifying the number of Common Shares being purchased, accompanied by payment therefore as follows:

(a)                                  in cash or by check, bank draft or money order payable to the order of the Company;

(b)                                 through a cashless exercise whereby the Optionee gives irrevocable instructions to a broker approved by the Company to immediately sell all or a number of Common Shares subject to the Option to cover the purchase price and any Tax-Related Items (as defined in Paragraph 6 of this Agreement) and to deliver promptly to the Company the purchase price and any Tax-Related Items (the remaining sale proceeds or Common Shares will be delivered to the Optionee); or

(c)                                  on such other terms and conditions as may be acceptable to the Committee in its sole discretion.

5.                                       Fractional Shares.  No fractional shares may be purchased upon any exercise.

6.                                       Responsibility for Taxes.  Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any and all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Common Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer.  In this regard, the Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Optionee from his or her wages or other cash compensation paid to the Optionee by the Company and/or the Employer or from proceeds of the sale of Common Shares.  Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Common Shares that the Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Common Shares, provided that the Company only withholds the amount of Common Shares necessary to satisfy the minimum withholding amount.

The Optionee acknowledges and agrees that the amount withheld for Tax-Related Items may exceed the actual amount of Tax-Related Items due by the Optionee and that, in such event, any excess amount withheld by the Company will be paid to the Optionee within a reasonable time period and without interest.  Finally, the Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan or the Optionee’s purchase of Common Shares that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise and refuse to deliver the Common Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Paragraph 6.

7.                                       Compliance With Legal Requirements.

(a)                                  The Option shall not be exercisable and no Common Shares shall be issued or transferred pursuant to this Agreement or the Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied.  Such legal requirements may include, but are not limited to, (i) registering or qualifying such Common Shares under any state or federal law or under the rules of any stock exchange or trading system, (ii) satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, (iii) placing a restricted legend on the Common Shares issued pursuant to the exercise of the Option, or (iv) obtaining the consent or approval of any governmental regulatory body.

(b)                                 The Optionee understands that the Company is under no obligation to register for resale the Common Shares issued upon exercise of the Option.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by the Optionee or other subsequent transfers by the Optionee of any Common Shares issued as a result of the exercise of the Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the U.S. Securities Act of 1933, as amended, covering the Option and/or the Common Shares underlying the Option and (iii) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers.  The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

8.                                       Shareholder Rights.  The Optionee shall not be deemed a shareholder of the Company with respect to any of the Common Shares subject to the Option, except to the extent that such shares shall have been purchased and transferred to the Optionee.

9.                                       Assignment or Transfer Prohibited.  The Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee or the Optionee’s guardian or legal representative.  Neither the Option nor any right hereunder shall be subject to attachment, execution or other similar process.  In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the

Company may terminate the Option by notice to the Optionee, and the Option shall thereupon become null and void.

10.                                 Nature of Grant.  In accepting the grant, the Optionee acknowledges that:

(a)                                  the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)                                 the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)                                  all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)                                 the Optionee’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee’s employment relationship at any time with or without Cause;

(e)                                  the Optionee is voluntarily participating in the Plan;

(f)                                    the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;

(g)                                 the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)                                 in the event that the Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary of the Company;

(i)                                     the future value of the underlying Common Shares is unknown and cannot be predicted with certainty;

(j)                                     if the underlying Common Shares do not increase in value, the Option will have no value;

(k)                                  if the Optionee exercises his or her Option and obtains Common Shares, the value of those Common Shares acquired upon exercise may increase or decrease in value, even below the purchase price;

(l)                                     in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Common Shares purchased through exercise of the Option resulting from termination of the Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(m)                               in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Optionee’s active employment and will not be extended by any notice period mandated under local law;  the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of his or her Option grant.

11.                                 Data Privacy.  The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company or any of its Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to Merrill Lynch & Co., Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative.  The Optionee authorizes the Company, Merrill Lynch & Co., Inc., and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative.  The Optionee understands, however, that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

12.                                 Governing Law.  The Option grant and the provisions of this Agreement and the Exhibit A (if any) are governed by, and subject to, the laws of the State of New York, as provided in the Plan.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Los Angeles County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed.

13.                                 Language.  If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

14.                                 Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Optionee’s consent to participate in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.                                 Committee Authority.  Any question concerning the interpretation of this Agreement, the Exhibit A (if any) or the Plan, any adjustments required to be made under this Agreement, the Exhibit A (if any) or the Plan, and any controversy that may arise under this Agreement, the Exhibit A (if any) or the Plan shall be determined by the Committee in its sole and absolute discretion.  All decisions by the Committee shall be final and binding.

16.                                 Application of the Plan.  The terms of this Agreement, the Exhibit A (if any) are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time.  In the event of any conflict between the provisions of this Agreement, the Exhibit A (if any) and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.  As used herein, the term “Section” generally refers to provisions within the Plan, and the term “Paragraph” refers to provisions of this Agreement.

17.                                 Exhibit A.  No withstanding any provision in this Agreement, the Option shall be subject to any special terms and provisions as set forth in Exhibit A, if any.

18.                                 Further Assurances.  Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement, the Exhibit A (if any) and the Plan.

19.                                 Entire Agreement.  This Agreement, the Exhibit A (if any) and the Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

20.                                 Successors and Assigns.  The provisions of this Agreement, the Exhibit A (if any) will inure to the benefit of, and be binding on, the Company and its successors and assigns and the Optionee and Optionee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

21.                                 Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBALIFE LTD.

By:
[OPTIONEE]		Name:
Title: